As filed with the Securities and Exchange Commission on March 11, 2020

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTAGENIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1390025
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

PROTAGENIC THERAPEUTICS, INC. 2016 EQUITY COMPENSATION PLAN

(Full title of the plan)

Alexander K. Arrow

Chief Financial Officer

149 Fifth Avenue, Suite 500

New York, NY 10010

(Name and address of agent for service)

212-994-8200

(Telephone number, including area code, of agent for service)

with copies of communications to:

Kenneth S. Goodwin, Esq.

Meister Seelig & Fein LLP

125 Park Avenue, 7th Floor

New York, NY 10017

(212) 655-3563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]
			Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share	564,378	$2.06	$1,162,618.68	$150.91

(1)	Covers 564,378 shares of common stock issuable under the Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan (the “2016 Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2016 Plan, by reason of any stock split, stock dividend or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraph (c) and paragraph (h) of Rule 457 promulgated under the Securities Act. The maximum price per share and the maximum aggregate offering price are based on the average of the bid ($1.61) and asked ($2.50) asked price of the Registrant’s common stock as reported on the OTCQB market on March 10, 2020, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Protagenic Therapeutics, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the 2016 Plan. The number of shares of Common Stock available for issuance under the 2016 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2017 equal to 5.5% of the number of shares of Common Stock outstanding on December 31 of the preceding calendar year or a lesser number of shares of Common Stock determined by the Board of Directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 564,378 additional shares of Common Stock available for issuance under the 2016 Plan as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the 2016 Plan pursuant to the currently effective Registration Statements on Form S-8 (Registration No. 333-214553) filed on November 10, 2016, May 12, 2017 (Registration No. 333-217963) and July 3, 2019 (333-232535). The information contained in the Registrant’s Registration Statements on Forms S-8 (Registration Nos. 333-214553, 333-217963 and 333-232535) is hereby incorporated by reference pursuant to General Instruction E.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the following documents (other than the portions of those documents furnished or otherwise not deemed to be filed) on file with the Commission (File No. 000-51353):

(a)	the Registrant’s Annual Reports on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 15, 2019, August 14, 2019 and November 14, 2019, respectively;

(c)	the Registrant’s Amendment No. 1 on Form 10-Q/A for the quarterly period ended March 31, 2019, filed with the SEC on May 16, 2019;

(d)	the Registrant’s Current Reports on Form 8-K, filed with the SEC on June 14, 2019, September 24, 2019, November 21, 2019, December 4, 2019, December 23, 2019, January 29, 2020 and March 2, 2020; and

(e)	the description of the Registrant’s common stock contained in Item 11 of Amendment No. 2 to the Registrant’s Registration Statement on Form 10, filed with the SEC on September 30, 2014 (as updated by the description of the Company’s common stock contained in its Prospectus dated February 8, 2017 filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-213671)).

All documents subsequently filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of March, 2020.

PROTAGENIC THERAPEUTICS, INC.

By:	/s/Garo H. Armen
Garo H. Armen
Chairman (Principal Executive Officer and Duly Authorized Officer)

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Garo H. Armen and Alexander K. Arrow, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Garo H. Armen	Director and Chairman of the Board	March 11, 2020
Garo H. Armen	(Principal Executive Officer)

/s/ Alexander K. Arrow	Chief Financial Officer	March 11, 2020
Alexander K. Arrow	(Principal Financial Officer)

/s/ Robert B. Stein	Director	March 11, 2020
Robert B. Stein

/s/ Khalil Barrage	Director	March 11, 2020
Khalil Barrage

/s/ Brian Corvese	Director	March 11, 2020
Brian Corvese

/s/ Joshua Silverman	Director	March 11, 2020
Joshua Silverman

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 12, 2016, by and among Atrinsic, Inc. a Delaware corporation, Protagenic Acquisition Corp., a Delaware corporation and Protagenic Therapeutics, Inc., a Delaware corporation. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016).

2.2	Certificate of Ownership and Merger Merging Protagenic Therapeutics, Inc. with and into Atrinsic, Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on June 20, 2016 (the “June 20 Form 8-K”)).

2.3	Agreement of Merger of Atrinsic, Inc. and Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 2.2 to the June 20 Form 8-K).

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the June 20 Form 8-K).

3.2	Second Amended and Restated Bylaws of Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K, as filed with the SEC on June 1, 2018).

*5.1	Opinion of Meister Seelig & Fein LLP regarding the legality of securities being registered.

*23.1	Consent of independent public accountant.

*23.2	Consent of Meister Seelig & Fein LLP (Included in Exhibit 5.1).

*24.1	Powers of Attorney (Included on signature page).

99.1	Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan (Incorporated by reference to Exhibit 10.1 to the June 20 Form 8-K).

99.2	Form of Incentive Stock Option Agreement under the Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan (Incorporated by reference to Exhibit 10.2 to the June 20 Form 8-K).

99.3	Form of Non-Qualified Stock Option Agreement under the Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan (Incorporated by reference to Exhibit 10.3 to the June 20 Form 8-K).

* Each document marked with an asterisk is filed herewith.

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